                                VOTING AGREEMENT

            VOTING AGREEMENT, dated as of this __ day of _________
("Agreement"), among each of the persons listed under the caption "Target Group"
on Exhibit A attached hereto (the "Target Group"), each of the persons listed under the caption "Founders Group" on Exhibit A attached hereto (the "Founders
Group") and Terra Nova Acquisition Corporation, a Delaware corporation
("Parent"). Each of the Target Group and the Founders Group is sometimes referred to herein as a "Group". For purposes of this Agreement, each person who is a member of either the Target Group or the Founders Group is referred to herein individually as a "Stockholder" and collectively as the "Stockholders".

            WHEREAS, each of Parent, ClearPoint Business Resources, Inc. (the
"Company"), a Delaware corporation, CPBR Acquisition, Inc. ("Merger Sub"), a
Delaware corporation, and the Stockholders who are members of the Target Group have entered into an Agreement and Plan of Merger (the "Merger Agreement"),
dated August 9, 2006, that provides, inter alia, upon the terms and subject to the conditions thereof, for the merger of Merger Sub with and into the Company, with the Company being the surviving entity and becoming a wholly owned subsidiary of Parent (the "Merger");

            WHEREAS, as of the date hereof, each Stockholder who is a member of the Founders Group owns beneficially and of record shares of common stock of
Parent, par value $0.0001 per share ("Parent Common Stock"), as set forth opposite such stockholder's name on Exhibit A hereto (all such shares and any shares of which ownership of record or the power to vote is hereafter acquired by any of the Stockholders, whether by purchase, conversion or exercise, prior to the termination of this Agreement being referred to herein as the "Shares");

            WHEREAS, at the Effective Time, all shares of Company Common Stock beneficially owned by each Stockholder who is a member of the Target Group shall be converted into the right to receive and shall be exchanged for his, her or its pro rata portion of the shares of Parent Common Stock to be issued to the
Company's security holders as consideration in the Merger;

            WHEREAS, as a condition to the consummation of the Merger Agreement, the Stockholders have agreed, severally, to enter into this Agreement; and

            WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement;

            NOW,  THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                         VOTING OF SHARES FOR DIRECTORS

            SECTION 1.01    Vote in Favor of the Directors. During the term of
this Agreement, each Stockholder agrees to vote the Shares of Parent Common
Stock he, she or it now owns, or will hereafter acquire prior to the termination of this Agreement, for the election and re-election of the following persons as directors of Parent:

                    (a)     three persons, (i) one of whom shall at all times be
an "independent director," within the meaning of the Nasdaq rules, and (ii) all of whom shall be designees of a majority in interest of the Target Group; with one of such designees to stand for election in 2008 ("Class A Director"), who shall initially be ________; one of such designees to stand for election in 2009
("Class B Director"), who shall initially be ________; and one of such designees to stand for election 2010 ("Class C Directors"), who shall initially be ______
(collectively, the "Target Directors");

                    (b)     three persons, (i) two of whom shall at all times be
"independent directors," within the meaning of the Nasdaq rules, and (ii) all of whom shall be designees of a majority in interest of the Founders Group, which designees initially shall be _________, who shall be elected as a Class A
Director, __________, who shall be elected as a Class B Director, and _________, who shall be elected as a Class C Director (the "Founders Directors"); and

                    (c)     One person, who shall be an "independent director,"
within the meaning of the Nasdaq rules, who shall initially be ________ and shall be elected as a Class A Director by (i) a majority in interest of the
Target Group and (ii) a majority in interest of the Founders Group (the "Joint
Designee, and, together with the Target Directors and the Founders Directors, the "Director Designees").

            It shall be a condition to the designation of any person (other than a person who is a party to the Lock-Up Agreement referred to in the Merger
Agreement) to be a director that such person first sign a Director Notice Period
Agreement in the form of Exhibit 1 hereto.

            Any Director Designee may be removed from the Board of Directors in the manner allowed by law and Parent's governing documents except that each
Stockholder agrees that he, she or it will not, as a stockholder, vote for the removal of any director who is a member of the Group of which such Stockholder is not a member. If a director is removed or resigns from office, the remaining directors of the Group of which the vacating director is a member shall be entitled to appoint the successor.

            SECTION 1.02    Obligations of Parent. Parent shall take all
necessary and desirable actions within its control during the term of this
Agreement to provide for the Parent Board of Directors to be comprised of seven members and to enable the election to the Board of Directors of the Director
Designees.

            SECTION 1.03    Term of Agreement. The obligations of the
Stockholders pursuant to this Agreement shall terminate immediately following the election or re-election of directors at the annual meeting of Parent that will be held in 2008.

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            SECTION 1.04    Obligations as Director and/or Officer. Nothing in
this Agreement shall be deemed to limit or restrict any director or officer of
Parent from acting in his or her capacity as such director or officer or from exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to each Stockholder solely in his or her capacity as a stockholder of Parent and shall not apply to his or her actions, judgments or decisions as a director or officer of Parent if he or she is such a director or officer.

            SECTION 1.05    Transfer of Shares. If a member of the Target Group
desires to transfer his, her or its Shares to a permitted transferee pursuant to the Lock-Up Agreement of even date herewith executed by such member, or if a member of the Founders Group desires to transfer his or its shares to a permitted transferee pursuant to the Escrow Agreement dated as of the Closing
Date, it shall be a condition to such transfer that the transferee agree to be bound by the provisions of this Agreement. This Agreement shall in no way restrict the transfer on the public market of Shares that are not subject to the
Lock-Up Agreement or the Escrow Agreement, and any such transfers on the public market of Shares not subject to the provisions of the Lock-Up Agreement or the
Escrow Agreement, as applicable, shall be free and clear of the restrictions in this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES;
                          COVENANTS OF THE STOCKHOLDERS

                  Each Stockholder hereby severally represents warrants and
covenants as follows:

            SECTION 2.01    Authorization. Such Stockholder has full legal
capacity and authority to enter into this Agreement and to carry out such
Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder, and (assuming due authorization, execution and delivery by Parent and the other Stockholders) this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

            SECTION 2.02    No Conflict; Required Filings and Consents.

                    (a)     The execution and delivery of this Agreement by such
Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any Legal Requirement applicable to such
Stockholder or by which any property or asset of such Stockholder is bound or affected, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of such Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                    (b)     The execution and delivery of this Agreement by such
Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the

                                        3

Exchange Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Stockholder of such
Stockholder's obligations under this Agreement.

            SECTION 2.03    Title to Shares. Such Stockholder is the legal and
beneficial owner of its Shares, or will be the legal beneficial owner of the
Shares that such Stockholder will receive as a result of the Merger, free and clear of all liens and other encumbrances except certain restrictions upon the transfer of such Shares.

                                   ARTICLE III
                               GENERAL PROVISIONS

            SECTION 3.01    Notices. All notices and other communications given
or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 3.01):

                    (a)     If to Parent:

                                Terra Nova Acquisition Corporation
                                2 Bloor Street West, Suite 3400
                                Toronto, Ontario, Canada MW4 3E2
                                Attention: Jesse Gill and Lee Chung
                                Facsimile: (416) 644-6001

                                with mandatory copies to

                                Graubard Miller
                                405 Lexington Avenue
                                New York, NY 10174-1901
                                Attention: David Alan Miller, Esq.
                                Facsimile: (212) 818-8881

                                        and

                                Blank Rome LLP
                                One Logan Square
                                18th and Cherry Streets
                                Philadelphia, PA 19103
                                Attention: Alan L. Zeiger, Esq.
                                Facsimile: (215) 832-5754

                                        4

                    (b)     If to any Stockholder, to the address set forth
opposite his, her or its name on Exhibit A.

            SECTION 3.02    Headings. The headings contained in this Agreement
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 3.03    Severability. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 3.04    Entire Agreement. This Agreement constitutes the
entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

            SECTION 3.05    Specific Performance. The parties hereto agree
that irreparable damage would occur in the event that any provision of this
Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            SECTION 3.06    Governing Law. This Agreement shall be governed by,
and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

            SECTION 3.07    Disputes. All actions and proceedings arising out of
or relating to this Agreement shall be heard and determined exclusively in any state or federal court in the County of New Castle, State of Delaware.

            SECTION 3.08    No Waiver. No failure or delay by any party in
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 3.09    Counterparts. This Agreement may be executed in one
or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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            SECTION 3.10    Waiver of Jury Trial. Each of the parties hereto
irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise)
arising out of or relating to this Agreement or the Actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

            SECTION 3.11    Merger Agreement. All references to the Merger
Agreement herein shall be to such agreement as may be amended by the parties thereto from time to time.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TERRA NOVA ACQUISITION CORPORATION

By:  _______________________
Name: ______________________
Title: _____________________

STOCKHOLDERS:

THE FOUNDERS GROUP:

____________________________
       Vahan Kololian

THE TARGET GROUP:

____________________________
     Michael D. Traina

OPTOS CAPITAL, LLC

By: ________________________
Name: ______________________
Title: _____________________

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                                    EXHIBIT A

                                  STOCKHOLDERS

THE FOUNDERS GROUP:

Vahan Kololian
c/o Terra Nova Acquisition Corporation
2 Bloor Street West, Suite 3400
Toronto, Ontario, Canada M4W 3E2
Telecopy: 416-644-6001

THE TARGET GROUP:

Michael D. Traina
c/o ClearPoint Business Resources, Inc.
1600 Manor Drive, Suite 110
Chalfont, PA 18914
Telecopy: 866-997-7711

Optos Capital, LLC
c/o ClearPoint Business Resources, Inc.
1600 Manor Drive, Suite 110
Chalfont, PA 18914
Telecopy: 866-997-7711
Attention: Christopher Ferguson

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                                                   EXHIBIT 1 TO VOTING AGREEMENT

                        DIRECTOR NOTICE PERIOD AGREEMENT

                          [On or prior to Closing Date]

Terra Nova Acquisition Corporation
2 Bloor Street West, Suite 3400
Toronto, Ontario, Canada MW4 3E2

ClearPoint Business Resources, Inc.
1600 Manor Drive, Suite 110
Chalfont, Pennsylvania 18914

Re: Notice Period Requirement for Parent Common Stock

Ladies and Gentlemen:

      In connection with the Agreement and Plan of Merger dated August 9, 2006 by and among Terra Nova Acquisition Corporation ("Parent"), CPBR Acquisition,
Inc., ClearPoint Business Resources, Inc. and the stockholders of ClearPoint
Business Resources, Inc. (the "Merger Agreement"), the undersigned agrees that he, she or it will not sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a "Transfer") any legal or beneficial interest in any shares of stock, $0.0001 par value, of the
Parent ("Parent Common Stock") now owned or hereafter acquired by the undersigned without first giving 30 days' prior written notice to Parent in accordance with procedures adopted by the Board of Directors of Parent.

      Notwithstanding the foregoing, this Director Notice Period Agreement will not prevent any Transfer without notice of any or all of the undersigned's
Parent Common Stock, either during the undersigned's lifetime or on the undersigned's death, by gift, will or intestate succession, or by judicial decree, to the undersigned's "family members" (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned's "family members"; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Parent Common Stock subject to the provisions of this Director
Notice Period Agreement, and other than to return the Parent Common Stock to the former ownership, there shall be no further Transfer of the Parent Common Stock without notice except in accordance with this Director Notice Period Agreement.
For purposes of this sub-paragraph, "family member" shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor's spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this
Director Notice Period Agreement will not prevent any Transfer of any or all of the Parent Common Stock to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the Transfer that the

                                        8

transferee execute an agreement stating that the transferee is receiving and holding the Parent Common Stock subject to the provisions of this Director
Notice Period Agreement, and other than to return the Parent Common Stock to the former ownership, there shall be no further Transfer of the Parent Common Stock except in accordance with this Director Notice Period Agreement.

      Any of the shares of Parent Common Stock subject to this Director Notice
Period Agreement may be released in whole or part from the terms hereof only upon the approval of the disinterested members of the board of directors of
Parent.

      This Director Notice Period Agreement (i) will be legally binding on the undersigned and on the undersigned's heirs, successors, executors, administrators, conservators and permitted assigns, so long as the undersigned remains a director or officer of Parent, and (ii) is executed as an instrument governed by the laws of the State of Delaware.

      The obligations of the undersigned pursuant to this Director Notice Period
Agreement shall terminate 30 days after the undersigned ceases to serve as a director of Parent.

                                    Very truly yours,

                                    ____________________________
                                    Name:_______________________

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